EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANESOXLEY ACT OF 2002

I, Emiliano Aloi, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the SarbanesOxley Act of 2002, that to the best of my knowledge the Annual Report of Exactus, Inc. on Form 10K for the fiscal period ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in this Annual Report on Form 10K fairly presents in all material respects the financial condition and results of operations of Exactus, Inc.

Date: May 22, 2020

By:        /s/ Emiliano Aloi
Name:   Emiliano Aloi
Title:    Interim Chief Executive Officer (Principal Executive Officer)